Exhibit 31.2

PRIME GLOBAL CAPITAL GROUP INCORPORATED

CERTIFICATIONS PURSUANT TO
RULE 13A-14(A) OR RULE 15D-14(A),
AS ADOPTED PURSUANT TO
RULE 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Liong Tat Teh, certify that:

1. I have reviewed this Form 10-K/A of Prime Global Capital Group Incorporated; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/  Liong Tat Teh
Liong Tat Teh
Chief Financial Officer

Date: April 27, 2012